Exhibit 21f

                     SEARS CREDIT ACCOUNT MASTER TRUST II
                               SERIES 1995-5
                           1998 ANNUAL STATEMENT

Pursuant to the terms of the letter issued by the Securities and Exchange Commission dated June 30, 1995 (granting relief to the Trust from certain reporting requirements of the Securities Exchange Act of 1934, as amended), aggregated information regarding the performance of Accounts and payments to Investor Certificateholders in respect of the Due Periods related to the twelve Distribution Dates which occurred in 1998 is set forth below.


  1) The total amount of the distribution to Investor
     Certificateholders during 1998, per $1,000 interest.....
     Class A                                                       $60.50
     Class B                                                       $62.00
     Class C                                                        $0.00

  2) The amount of the distribution set forth in paragraph
     1 above in respect of interest on the Investor
     Certificates,  per $1,000 interest.....................
     Class A                                                       $60.50
     Class B                                                       $62.00
     Class C                                                        $0.00

  3) The amount of the distribution set forth in paragraph
     1 above in respect of principal on the Investor
     Certificates, per $1,000 interest.....................
     Class A                                                        $0.00
     Class B                                                        $0.00
     Class C                                                        $0.00

  4) The aggregate amount of Collections of Principal
     Receivables processed during the related Due
     Periods............................................$6,601,038,025.11

  5) The aggregate amount of Collections of Finance
     Charge Receivables processed during the
     related Due Periods................................$2,100,187,683.58

  6) The aggregate amount of Collections of
     Principal Receivables processed during the
     related Due Periods which were allocated
     in respect of the Investor Certificates....        $4,598,282,963.44

  7) The aggregate amount of Collections of Finance
     Charge Receivables processed during the
     related Due Periods which were allocated in
     respect of the Investor Certificates...............$1,462,351,478.83

  8) The aggregate amount of Additional Allocable
     Amounts processed during the related Due
     Periods which were allocated in respect of
     the Investor Certificates..................          $133,833,396.14

  9) The aggregate amount of Collections of
     Principal Receivables processed during the
     related Due Periods which were allocated
     in respect of the Seller Certificate...............$2,002,735,061.67

  10)The aggregate amount of Collections of Finance
     Charge Receivables processed during  the
     related Due Periods which were allocated in
     respect of the Seller Certificate..................  $637,836,204.79

  11)The aggregate amount of Additional Allocable
     Amounts processed during the related Due
     Periods which were allocated in respect of
     the Seller Certificates..................                      $0.00

  12)The excess of the Investor Charged-Off Amount
     over the sum of (i) payments in respect of the
     Available Subordinated Amount and (ii) Excess
     Servicing, if any  (an  "Investor  Loss"),  per
     $1,000 interest...................................             $0.00

  13)The aggregate amount of Investor  Losses in
     the Trust as of the end of the day on December
     15,1998, per $1,000 interest.......................            $0.00

  14)The total reimbursed to the Trust from
     the sum  of the Available subordinated
     Amount and Excess Servicing, if any, in
     respect of Investor Losses,  per $1,000
     interest...........................................            $0.00

  15)The amount of the Investor Monthly Servicing
     Fee payable by the Trust to the Servicer.........    $144,621,339.38

  16)The Class A and Class B Controlled Amortization
     Amount Shortfall, as of the end of the reportable year         $0.00